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                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

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                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                      Health Management Associates, Inc.
            (Exact Name of Registrant as Specified in Its Charter)


               Delaware                                  61-0963645
(State of Incorporation or Organization)      (IRS Employer Identification No.)


         5811 Pelican Bay Blvd., Suite 500, Naples, Florida 34108-2710
              (Address of Principal Executive Offices) (Zip Code)


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following Box. [x]

Securities Act registration statement file number to which this form relates (if applicable):

                 Registration Statement File Number: 333-48820

Securities to be registered pursuant to Section 12(b) of the Act:

                                Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act:

              Convertible Senior Subordinated Debentures due 2020
                               (Title of Class)
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                INFORMATION REQUIRED IN REGISTRATION STATEMENT

  Item 1.  Description of Registrant's Securities to be Registered.

           The description of the registrant's Convertible Senior Subordinated Debentures due 2020 (the "Debentures") to be registered hereunder is incorporated by reference from the description of the Debentures contained in the Prospectus included in the registrant's Registration Statement on Form S-3 (Commission File No. 333-48820), which was originally filed on October 27, 2000 (the "Registration Statement"). Additionally, this statement will incorporate by reference the description of the Debentures contained in any prospectus or prospectus supplement related to the Debentures that is subsequently filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended.

  Item 2.  Exhibits.

           The information required by this item is incorporated by reference to Exhibits 1.1, 4.1(1) and 4.1(2) of the Registration Statement.

                                   SIGNATURE

           Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, on this 16th day of January, 2001.

                                             HEALTH MANAGEMENT ASSOCIATES, INC.


                                         By: /s/ Timothy R. Parry
                                             --------------------------------
                                             Timothy R. Parry
                                             Vice President & General Counsel